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                                                                      EXHIBIT 99
PRESS RELEASE


                         AMSURG CORP. TO PRESENT AT THE
             THOMAS WEISEL PARTNERS ANNUAL GROWTH FORUM 6.0 AND THE
                WILLIAM BLAIR 24TH ANNUAL GROWTH STOCK CONFERENCE

                                ----------------

             LIVE WEBCAST AND REPLAY OF EACH PRESENTATION AVAILABLE
                                VIA THE INTERNET


NASHVILLE, Tenn. (June 4, 2004) - AmSurg Corp. (Nasdaq: AMSG) today announced that it will participate in two upcoming investor conferences and that there will be an online Webcast and replay of each of the Company's presentations. The live Webcast of each presentation will be available by going to www.amsurg.com, and the replay will also be available for 30 days. Please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software. Ken P. McDonald, AmSurg's President and Chief Executive Officer, and Claire M. Gulmi, Senior Vice President and Chief Financial Officer, will be speaking at each conference.

       AmSurg will participate in the following conferences:

       The Thomas Weisel Partners Annual Growth Forum 6.0, which takes place June 13th through June 17th in Laguna Beach, California. The Company's presentation begins at 8:45 a.m. Pacific on Wednesday, June 16, 2004.

       The William Blair 24th Annual Growth Stock Conference, which takes place June 22nd through June 24th in Chicago. The Company's presentation begins at 8:30 a.m. Central on Thursday, June 24, 2004.

       AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At March 31, 2004, AmSurg owned a majority interest in 116 centers and had 11 centers under development.


                                    Contact:
                                             Claire M. Gulmi
                                             Senior Vice President and
                                             Chief Financial Officer
                                             (615) 665-1283




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